SCHEDULE 14C
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MAGNUM D’OR RESOURCES INC.
(Name of Registrant as Specified in Its Charter)

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NOTICE OF ACTION TAKEN PURSUANT TO
WRITTEN CONSENT OF STOCKHOLDERS
MAGNUM D’OR RESOURCES INC.
1108 W. VALLEY BOULEVARD, SUITE 6-399
ALHAMBRA, CA 91803

626 407-2618

TO BE EFFECTIVE ON _______________________________, 2007
DATE FIRST MAILED TO STOCKHOLDERS: FEBRUARY _____, 2007

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

To the stockholders of Magnum D’Or Resources Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of Magnum D’Or Resources Inc., a Nevada corporation (the “Company”), in connection with actions taken by the holders of at least a majority of the issued and outstanding voting securities of the Company, approving by a written consent dated December 19, 2006, and subject to the passage of at least 20 calendar days following the date upon which the Company transmits to its stockholders this Information Statement in satisfaction of its obligations under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, regarding the following action:

1. the approval of the spin-off of Sunrise Mining Corporation (“Sunrise”), a Nevada corporation that is presently a wholly-owned subsidiary of the Company that owns all of the Company’s mining properties and mining rights, pro rata to the stockholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Your vote or consent is not requested or required to approve these matters. The accompanying Information Statement is provided solely for your information. The accompanying Information Statement also serves as the Company’s notice of the taking of a corporate action without a meeting by less than the unanimous written consent of the Company’s stockholders.

By order of the Board of Directors,
Shaojun Sun Corporate Secretary

Alhambra, California
February ____, 2007

MAGNUM D’OR RESOURCES INC.

1108 W. VALLEY BOULEVARD, SUITE 6-399
ALHAMBRA, CA 91803

INFORMATION STATEMENT

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy.

ABOUT THIS INFORMATION STATEMENT

General

This Information Statement is being furnished by Magnum D’Or Resources Inc., a Nevada corporation (the “Company”), in connection with actions taken by the holders of at least a majority of the Company’s issued and outstanding voting securities, approving, by a written consent dated December 19, 2006, the spin-off of its wholly owned subsidiary, Sunrise Mining Corporation (“Sunrise”), pro rata to the stockholders of record of the Company at the close of business on January 23, 2007. This Information Statement is being provided pursuant to the requirements of Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to holders of the Company’s Common Stock (“Common Stock”) and Preferred Stock entitled to vote or give an authorization or consent in regard to the matters acted upon by the written consent.

This Information Statement is being mailed on or about February ____, 2007, to the Company’s stockholders of record as of January 23, 2007 (the “Record Date”). The Company anticipates that the spin-off will take effect on _______________________, 2007.

The principal executive offices of Sunrise are located at 1108 W. Valley Boulevard, Suite 6-399, Alhambra, California 91803, and its telephone number is (626) 407-2618.

Reason for the Written Consent

On December 19, 2006, the Company’s Board of Directors (the “Board”) approved, subject to stockholder approval, the spin-off of Sunrise pro rata to the stockholders of the Company.

The Preferred Stock of the Company is entitled to 20 votes per share, while its Common Stock is entitled to one vote per share. Sunrise Lighting Holdings Limited, beneficially owned 100% of the Preferred Stock of the Company as on December 19, 2006, has approved by written consent (the “Written Consent”) the spin-off of Sunrise which will become effective at least 20 days after the mailing of this Information Statement.

Voting and Vote Required

The Company is not seeking consent, authorizations or proxies from you. Section 78.320 of the Nevada general corporation law (NRS 78.320) provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted may be substituted for a meeting. Under Section 78.320, the approval by at least a majority of the outstanding voting power of the outstanding securities of the Company entitled to vote is required to approve the actions.

On December 19, 2006, the Company had 5,785,090 shares of Common Stock and 10,000,000 shares of Preferred Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote, and each share of Preferred Stock is entitled to 20 votes. Sunrise Lighting Holdings Limited, beneficially owned 100% of the Company’s 10,000,000 shares of outstanding Preferred Stock at that time, representing approximately 97.3% of the total voting power of the Company. Accordingly, the action by Written Consent executed by Sunrise Lighting Holdings Limited pursuant to Section 78.320 of the Nevada general corporation law is sufficient to approve the spin-off and requires no further stockholder action.

Dissenters’ Rights of Appraisal

The Nevada general corporation law does not provide dissenters’ rights of appraisal to the Company’s stockholders in connection with the matters approved by the Written Consent.

APPROVAL OF THE SPIN-OFF

Summary of the Spin-Off. The Board of Directors of the Company and the holders of at least a majority of the Company’s issued and outstanding voting securities by a written consent dated December 19, 2006, have approved the spin-off of Sunrise Mining Corporation (“Sunrise”), its wholly owned mining subsidiary, pro rata to the stockholders of record of the Company at the close of business on January 23, 2007. The Company has previously approved the issuance of all non-convertible voting preferred stock of Sunrise Mining Corporation to Sunrise Lighting Holding Limited in such manner that is comparable to the number of shares of preferred stock in the Company, with substantially similar rights and obligations. Upon the effective date of the spin-off, each stockholder of the Company will receive the same number of shares of Sunrise that the stockholder owned of the Company as of the close of business on January 23, 2007.

Summary of Sunrise. Sunrise is a junior resource company focused on the exploration and advancement of premium base and precious metal assets primarily in Mongolia. Sunrise has two undeveloped properties in Mongolia.

The Company owns a 100% interest in the Khol Morit porphyry-copper gold property located west of Ivanhoe Mine's Turquoise Hill Project in south-eastern Mongolia (exploration license number 6283X). The Khol Morit property hosts a porphyry copper system with alteration covering 2 square kilometers (approximately 494 hectares). In the drill program conducted in the summer of 2004, nine randomly spaced exploration holes were completed, and in hole 4 a new copper discovery was made. The hole cut 33 meters (108 feet) grading 1.74% copper. Within this intersection is 27 meters (88 feet) grading 2.09% copper. The highest core sample assay was 6.59% copper. In the report on the property, it was suggested that due to the effects of surface oxidation and leaching, copper mineralization may be more extensive at depth than at the surface.

The Company owns a 100% interest in the Shandi gold-copper property (exploration license number “10528”) located in southeastern Mongolia which consists of approximately 20,667 hectares. The property shares borders with Ivanhoe Mines and International Uranium Corp. The Shandi property lies within the Undershill Deep Fault, a region favorable to copper and gold discoveries.

General

Sunrise is an exploration stage company. Sunrise is engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover. Presently, we own a 100% interest in two mineral claims that are located in Mongolia. There is no assurance that a commercially viable mineral deposit exists on the Close-Allies property.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. We have completed the initial phases of exploration on the properties. Once we have completed each phases of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our directors will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

Our plan of operation is to conduct exploration work in order to ascertain whether it possesses economic quantities of gold, copper, molybdenum or silver. There can be no assurance that an economic mineral deposit exists on the properties until appropriate exploration work is completed.

v

Even if the Company completes our proposed exploration programs on a property and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Mongolia.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

*	Water discharge will have to meet water standards;
*	Dust generation will have to be minimal or otherwise re-mediated;
*	Dumping of material on the surface will have to be re-contoured and re-vegetated;
*	An assessment of all material to be left on the surface will need to be environmentally benign;
*	Ground water will have to be monitored for any potential contaminants;
*	The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and
*	There will have to be an impact report of the work on the local fauna and flora.

Research and Development Expenditures

The Company has incurred some research or development expenditures since our incorporation through the end of 2006. Since the close of the fiscal year, the Company retained the services of Gobi Exploration LLC for the re-logging of all cores and necessary research work in porphyry-copper-gold systems with the assistance of additional experienced geologists. The Company has received a comprehensive report on what has been discovered at Khul Morit property, what is the possible mineralization model there and the recommendation for the next stage of exploration. The cost for this work was $5,000.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

RISK FACTORS

The material set forth below is intended merely to summarize and highlight certain risk factors relating to Sunrise and is not intended to cover in full, supersede, or replace other documents or filing of Sunrise which may discuss these and other factors. Businesses are often subject to risks not foreseen or fully appreciated by management, thus risks other than those described below may exist.

We have not commenced mining production, thus we face a high degree of risk.

We do not own any producing properties nor own right to any properties that have proven reserves of commercially viable quantities of valuable metals. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Since our incorporation, we have been involved primarily in organizational activities, cursory exploration of the mining properties and due diligence on potential acquisitions of producing mineral properties in Mongolia. We have not earned any revenues since our inception. Shareholders should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. Prior to completion of our exploration stage, we anticipate that we will continue to incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the mining property and the production of minerals from the claims, or if we are unable to acquire producing properties, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide shareholder with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because the speculative nature of exploration of mining properties, it is unlikely that we will discover a mineral deposit on the undeveloped mining claims.

The search for valuable minerals as a business is extremely risky. We cannot provide any assurance that our undeveloped mineral claims contain economic mineralization or reserves of gold or copper or any other minerals. Exploration for minerals is a speculative venture necessarily involving substantial risk. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, which is likely, we will be unable to generate any revenues from operations and will be unable to successfully complete our business plan.

Because of the inherent dangers involved in mineral exploration, there is risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

If we become subject to burdensome government regulations or other legal uncertainties, our cost of conducting exploration could increase substantially.

There are several governmental regulations that materially restrict mineral property exploration and development. Under Mongolia mining law, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws do not affect our current exploration plans, if we proceed to commence additional drilling operations on the undeveloped mining claims, we will incur regulatory compliance costs. In addition, the legal and regulatory environment that pertains to the exploration of mineral properties is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for certain minerals may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. For example, foreign ownership laws that are applicable in certain business sectors could be applied to mineral property ownership, or laws relating to national parks could be applied to the mining claims in Mongolia if current park boundaries are expanded. Current Mongolia foreign ownership laws require government approval of any ownership transfers to foreign individuals and corporations. If such laws are changed regarding mineral property ownership, we may be prevented from holding title to mineral claims located in Mongolia because we are incorporated in the United States. Any new laws would increase our cost of doing business with the result that our financial condition and operating results may be harmed.

Risks of Doing Business in Mongolia.

Doing business in Mongolia involves various risks including internal and international political risks, evolving national economic policies as well as financial accounting standards, possible expropriation and the potential for a reversal in economic conditions. Adverse changes in economic policies of the government in Mongolia or in its laws and regulations could have a material adverse effect on our operations in Mongolia. Further, certain adverse changes in economic polices could have a direct impact on mining operations in that country. For example, other countries have expropriated and nationalized some of their natural resources. Sunrise is not aware of any plan or indication that the government in Mongolia intends to expropriate and nationalize its natural resources, however, such action would likely adversely affect our business operation.

Our Directors have other business interests and may not be able or willing to devote sufficient time to our business operations, causing our business to fail.

Our directors and officers intend to respectively devote only a portion of their business time to our affairs. It is possible that the demands from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business. In addition, they may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.

We only have mineral rights to the Mongolia mining claims and the landowner may be able to prevent us from conducting further exploration on the claims.

We hold the exclusive right to explore our Mongolia properties for mineralization and to remove minerals from the properties. However, our rights are subject to those held by the fee simple property owner, the government of Mongolia, to make use of the land. If the government decides to develop, sell or make any other use of the land, our right to explore the property could be impacted. As a result, we would not be able to continue exploration on the properties and we would be forced to abandon these undeveloped mining claims.

Financial position of the Company, working capital deficit; report of independent auditors. There is no assurance that Sunrise will achieve future revenue levels and operating efficiencies to support its operations, generate positive cash flow from operations or recover its proposed investment in its mining operations. The success of Sunrise’s operations are largely dependent upon its ability to develop its existing properties and/or acquire producing mining properties and to improve operating efficiencies, generate adequate cash-flows from operations, as to which there can be no assurance. Sunrise’s operations are subject to numerous risks associated with the establishment of its business, including lack of adequate financing sources. In addition, Sunrise has in the past and may again in the future encounter unanticipated problems, some of which may be beyond Sunrise’s financial and technical abilities to resolve. The failure to adequately address such difficulties could have a materially adverse effect on Sunrise’s prospects.

Availability and Integration of Future Acquisitions. Sunrise’s strategy includes pursuing acquisition opportunities that complement our business objectives. Potential competitors for acquisition opportunities include larger companies with significantly greater financial resources. Competition for the acquisition of mining properties and producing mining companies may result in acquisitions on terms that prove to be less advantageous to Sunrise than have been attainable in the past or may increase acquisition prices to levels beyond Sunrise’s financial capability. Sunrise’s financial capability to make acquisitions is partially a function of its ability to access the debt and equity capital markets. In addition, there can be no assurance that Sunrise will find attractive acquisition candidates in the future or succeed in reducing the costs and increasing the profitability of any business acquired in the future.

Rapid Growth . Sunrise may experience rapid growth. It may be necessary for Sunrise to rapidly add a significant number of employees and may be required to expend considerable efforts in training these new employees. This growth will place strains on Sunrise’s management resources and facilities. Sunrise’s success will, in part, be dependent upon the ability for Sunrise to manage growth effectively.

Potential Quarterly Fluctuations . Sunrise may experience variability in its production, net sales and net income on a quarterly basis as a result of many factors, including the market value for copper, gold and other metals and due to weather conditions in Mongolia.

Risk of Technological Changes . If Sunrise is successful with one or more of its proposed acquisitions, it will invest to upgrade its mining equipment in order for it to become more efficient. Sunrise’s success depends in large part on its ability to identify and obtain the correct equipment and technology to keep in pace with and be competitive in the mining industry. There can be no assurance that the Company will be able to identify and purchase the proper equipment and/or implement the proper technology to remain competitive, efficient or avoid losses related to obsolete mining equipment or methods.

Dependence on Senior Management. Sunrise’s future performance will depend to a significant extent upon the efforts and abilities of its key management personnel. Sunrise does not have a key life insurance policy on its officers. The loss of service of one or more of the Sunrise’s key management personnel could have an adverse effect on Sunrise’s business. Sunrise’s success and plans for future growth will also depend in part on managements continuing ability to hire, train and retain skilled personnel in all areas of its business.

Law Suits or other Legal Actions. Sunrise has never had a lawsuit brought against it, however any occurrence of a legal action naming Sunrise as a party could have an adverse impact on Sunrise. Sunrise may or not be able to obtain adequate insurance coverage to protect itself from such risk. Even if Sunrise is able to obtain insurance coverage there is no assurance that claims exceeding such coverage will not be made or that Sunrise will be able obtain continued insurance coverage.

Business Interruption. Sunrise believes that its success and future results of operations will be dependent in large part upon its ability to locate, mine and process valuable ore. As a result, any disruption of Sunrise’s day-to-day operations could have a material adverse effect upon Sunrise.

If Sunrise facilities or properties are significantly damaged by fire, cave-ins, flood, earthquake or other casualty, production may be substantially interrupted and such casualty loss and business interruption would have a material adverse effect on Sunrise’s operations and profitability.

Risks Associated With the Company

Lack of Diversification. The success of Sunrise will depend primarily upon the success of its mining operations. Because Sunrise funds and assets will be concentrated in the mining industry, Sunrise will lack investment diversification.

Employees. Although Sunrise believes that it will be able to obtain and maintain an adequate number of competent personnel, there is no assurance that a shortage of qualified operating personnel will not present a serious problem to Sunrise in the future.

Reliance on Management . Shareholders will have no role in the management of Sunrise, except for certain voting rights. All decisions with respect to management of Sunrise, including, without limitation, the determination as to which equipment to acquire, the degree of leverage, if any, and all other matters affecting Sunrise will be made by its Board of Directors and its officers. The success of Sunrise will depend, to a large extent, on the decisions made by management in all such matters.

Uninsured Losses. Sunrise may acquire comprehensive insurance, including general liability, fire and extended coverage and business interruption insurance, which is customarily obtained for similar operations. Although Sunrise will attempt to maintain insurance coverage in amounts believed to be prudent and sufficient, there is a possibility that losses may exceed such coverage limitations. Furthermore, there are certain types of losses (generally of a catastrophic nature, including tornadoes, earthquakes and floods) that are either uninsurable or not economically insurable. Should such a disaster occur, Sunrise could suffer a loss of the capital invested in, as well as anticipated profits from, any property destroyed by such casualty.

Governmental Regulations. Existing and subsequent changes in international, national, state and local laws and administrative regulations and enforcement policies over which Sunrise has no control could have an adverse effect on Sunrise’s business. Worker's compensation requirements and other regulation of wages, hours and working conditions could have adverse effects on Sunrise’s operations. The continued operations is dependent upon its ability to comply with local zoning and land use regulations. Sunrise believes that it can continue to obtain the necessary permits to promote the intended business of Sunrise at the sites where it intends to do business, but its ability to obtain these permits is dependent upon the discretion of local officials. Moreover, many of these permits may impose restrictive conditions upon the business operations of Sunrise and may be reviewed and revoked at specified intervals. No assurance can be given that a future law or regulation applicable to Sunrise’s location will not have an adverse effect upon its ability to conduct business.

General Economic Conditions. The financial success of the Company's operations may be sensitive to adverse changes in general economic conditions, such as inflation, unemployment, and the cost of borrowing. The Company has no control over any of these changes.

Indemnification. Sunrise’s Articles of Incorporation limits the liability of its directors and offices to Sunrise and its shareholders to the fullest extent permitted by Nevada law, and provides for indemnification of the directors and offices to such extent. Sunrise may obtain director-officer liability insurance. These measures will provide additional protection to the directors and officers of Sunrise against liability in connection with certain actions and omissions.

Conflicts of Interest . There are anticipated conflicts of interest between Sunrise and its stockholders, and there may be potential conflicts of interest involving the Company and its stockholders, some of which may affect the planned business activities of Sunrise. The Board of Directors will attempt to resolve any conflict of interest situation which may arise and which is brought to the attention of the Board of Directors on a case-by-case basis.

Non-Arm's Length Transactions. Sunrise may engage in transactions with its officers, directors and shareholders. Such transactions may be considered as not having occurred at arm's length. Sunrise may do business with such persons in the future, but intends to contract with them on the same basis and upon no more favorable terms than could be obtained from persons not affiliated with Sunrise.

Dividends. There can be no assurance that the proposed operations of Sunrise will result in sufficient revenues to enable Sunrise to continue to operate at profitable levels or to generate positive cash flow to enable Sunrise to pay cash dividends to its shareholders.

Shares Eligible for Future Sale. A substantial number of outstanding shares of Sunrise’s Common Stock are "restricted securities". However, under certain circumstances such shares may in the future be sold in compliance with Rule 144 adopted under the Securities Act of 1933, as amended, or some other exemption from registration under the Securities Act of 1933. Future sales of those shares under Rule 144 or other exemption could depress the market price of the Common Stock in the future.

Applicability of A Penny Stock Rules. Federal regulations under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), regulate the trading of so-called penny stocks (the “Penny Stock Rules”), which are generally defined as any security priced at less than $5.00 per share and offered by an issuer with limited net tangible assets and revenues. In addition, equity securities listed on Nasdaq which are priced at less than $5.00 per share are deemed penny stocks for the limited purpose of Section 15(b)(6) of the Exchange Act which makes it unlawful for any broker-dealer to participate in a distribution of any penny stock without the consent of the Securities and Exchange Commission if, in the exercise of reasonable care, the broker-dealer is aware of or should have been aware of the participation of previously sanctioned persons. Therefore, if, during the time in which the Common Stock is quoted on any market, the Common Stock is priced below $5.00 per share, trading of the Common Stock will be subject to the provisions of Section 15(b)(6) of the Exchange Act. In such event, it may be more difficult for the stockholder to sell Common Stock in the future in the secondary market.

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Because Sunrise’s Common Stock is expected to be in the over-the-counter market for less than $5.00 per share during 2007, the Common Stock of Sunrise is considered a penny stock, and trading in its Common Stock is subject to the full range of Penny Stock Rules. Accordingly, the application of the comprehensive Penny Stock Rules may make it more difficult for broker-dealers to sell Sunrise’s Common Stock and stockholders of the Company may have difficulty in selling their Shares in the future in the secondary trading market.

Employees

The Company is presently an exploration stage mining company and currently has two employees.

Officers devote only such time to the affairs of the Company as they deem appropriate. Management of the Company expects to use consultants, attorneys, and accountants as necessary, and does not anticipate a need to engage any full-time employees so long as it is seeking and evaluating businesses to acquire. The need for employees and their availability will be addressed in connection with a decision as to whether or not to acquire or participate in a specific business industry.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-Looking Information and Cautionary Statements

When used in this report, the words "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend," and similar expressions are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding events, conditions, and financial trends that may affect the Company's future plans of operations, business strategy, operating results, and financial position. Persons reviewing this report are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties and that actual results may differ materially from those included within the forward-looking statements as a result of various factors. Such factors are discussed under the headings "Item 1. Description of Business," and "Item 6. Management's Discussion and Analysis of Financial Condition and Results of Operations," and also include general economic factors and conditions that may directly or indirectly impact the Company's financial condition or results of operations.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, we do not assume responsibility for the accuracy and completeness of such forward-looking statements. We are under no duty to update any of the forward-looking statements after the date of this report to conform such statements to actual results.

General

The following discussion and analysis summarizes the results of operations of Sunrise Mining Corporation, Inc. (the "Company" or "we") for the fiscal year ended September 30, 2006.

Sunrise is a mining exploration company that currently holds two properties in Mongolia. The Company previously held four properties in Mongolia, two properties were allowed to expire after work was done but the results did not justify any more financial expenditure. Sunrise currently focuses its resources primarily on the development and financing of its two Mongolian properties. At present, none of its properties are in production and, consequently, it has no current operating income.

Overview

The Company owns 100% ownership interest in a prospective copper/gold mining property called the Khul Morit property (Exploration License No. 6283x) located in south central Mongolia and consists of approximately 494 hectares.

The Company also owns 100% ownership interest in another prospective copper-gold mining property called the Shandi property (Exploration License No. 10528) located in southeastern Mongolia.

During the year ended September 30, 2006, the Company didn’t commence any drilling program on its two properties. Previously, the Company had commenced and completed a substantial drilling program on its Khul Morit property. The work was conducted by Rio Minerals Limited. of Vancouver, British Columbia, a company specializing in mineral exploration and development. The results of the work proved to be encouraging enough to lead to a joint venture agreement with Placer Dome International Limited in July 2005. This joint venture agreement specifies a 2 1/2 year period during which Placer Dome will have the option to earn a 60% interest in the Khol Morit property by expending $1,000,000. However, Placer Dome International terminated this joint venture in November 2005 because of the lack of assay data and the lack of sufficient geological data regarding this property. In March 2006, the Company received the 2004 drill hole summary. In the nine randomly spaced exploration holes that were completed, a new copper discovery was made in hole 4. The hole cut 33 meters (108 feet) grading 1.74% copper. Within this intersection is 27 meters (88 feet) grading 2.09% copper. The highest core sample assay was 6.59% copper. The results of the work proved to be encouraging and the Company wishes to proceed with further exploration.

In 2006, the Company hired a law firm in Mongolia to successfully incorporate a local company named “Oriental Magnum Inc” in order to change the titles for both Khul Morit license and Shandi license to “Oriental Magnum Inc”. The law firm will also act as the Company’s local contact in Mongolia and may also assist the Company’s future exploration program or joint-venture exploration program.

The following describes the latest status update regarding the two mineral properties of the Company:

"Khul Morit" property (license number "6283")

In August 2006, the Company successfully renewed the exploration licenses for its Khul Morit property (license number “6283”)

In October 2006, the Company received the full geological and geochemical report from Rio Mineral Limited.

In January 2007, the Company changed the title of the Khul Morit exploration license from the individual license holder to the name of Oriental Magnum Inc.

"Shandi" property (original license number "4768", now license number "10582")

In September 2006, the Company successfully renewed the exploration licenses for its Shandi property (license number “10528”).

In January 2007, the Company negotiated with Mr. Timursukh Oidov (the Shandi license holder) and changed the title of the Shandi license to the name of Oriental Magnum Inc. by paying $4,000 to him.

Political Environment

In April 2006, there were some mass protests against the Mongolian government’s granting of mineral concessions to North American firms, and the Mongolian government has amended the mining laws. The political situation in Mongolia had once deteriorated to the point that management of our Company believed that it would be better for us to hold onto our mining investments until everything was clear. The political environment in Mongolia has improved in the last couple months. Management of the Company is considering whether or not to proceed with further exploration program on the Khul Morit property.

"Windfall profits" tax

The Mongolian state, on May 12, 2006, imposed what it is called a "windfall profits" tax on mining carried out in that country. The law constitutes a 68% tax on profits from mineral sales when the copper and gold price are above US$1.18 a pound and US$500 per ounce respectively. The new tax has caused a lot of investor concerns and is destroying investment in Mongolia's mining industry.

Given the recent political and mining law changes in Mongolia, we believe it would be the Company's best interests to ensure our investment is secure before a further exploration program can be carried on.

Any additional evaluation test drilling at the Kohl Morit property or at the Shandi property will require substantial capital expenditures to determine the scope of their copper and gold reserves and to evaluate their commercial viability. Sunrise does not have the necessary capital to conduct additional test drilling to fully evaluate these mining properties at this time.

Results of Operations

Comparison of the three months ended December 31, 2006 and 2005

For the three month period ended December 31, 2006 compared to the three month period ended December 31, 2005, Sunrise had a net loss of $16,669 and $819, respectively, an increase of approximately 1935.3%. This increase was mainly due to (1) fees and taxes paid to the Mongolia government for changing the title of the Khul Morit license; (2) professional fees charged by consultants. Also, there were very few expenses incurred during the three month period ended December 31, 2005.

Mining exploration costs increased to $10,545 during the three month period ended December 31, 2006 as compared to $0 for the comparable period in 2005. The $10,545 exploration cost includes (1) fees charged by Gobi Exploration LLC for their re-logging and assaying of the Khul Morit cores, and their preparation of the Khul Morit exploration report written in Mongolian which was required by the Mongolia government; (2) fees and taxes paid to the Mongolia government for changing the title of the Khul Morit license to Oriental Magnum, Inc.

General and administrative expenses increased by 647.7% to $6,124 during the three month period ended December 31, 2006 as compared to $819 for the comparable period in 2005.  The increase was due primarily to fees charged by consultants.

Liquidity and Capital Resources

At December 31, 2006, the Company had $0 of total current assets, a working capital deficit of $16,669 and had $7,419 of net cash used by operations during the three month period ended December 31, 2006.

The Company's working capital deficit was $16,669 at December 31, 2006, compared to $0 working capital at December 31, 2005.

The Company is a development stage mining company and had no revenues during the three months ended December 31, 2006 and December 31, 2005.

Comparison of the Years Ended September 30, 2006 and 2005

The Company anticipates incurring a loss as a result of exploration and development expenses, and expenses associated with the operations of the Company. The Company does not anticipate any revenue in the near future until its mineral interests have reached the point of economic viability. Additional expenditures are necessary to determine if any future revenues will be generated from these properties.

For the year ended September 30, 2006 compared to the year ended September 30, 2005, Sunrise had a net loss of $45,464 to $2,074,237, respectively, a 97.8% decrease in net loss.

Mining exploration costs decreased 98.7% to $18,019 during the year ended September 30, 2006 as compared to $1,429,458 for the comparable period in 2005 mainly due to the fact that no exploration program was completed in 2006.

General and administrative expenses decreased 95.7% to $27,445 during the year ended September 30, 2006 as compared to $644,779 for the comparable period in 2005.

Liquidity and Capital Resources

At September 30, 2006, the Company had current assets of $0, working capital of $0, and had $45,464 of net cash used by operations during the year ended September 30, 2006.

The Company's working capital was $0 at September 30, 2006, compared to a working capital deficit of $38,970 at September 30, 2005. The change in the working capital deficit is due to the repayment of expenses by issuing of stocks.

The Company must rely on corporate officers, directors and outside investors in order to meet its budget for further exploration. If the Company is unable to obtain financing from any of one of these aforementioned sources, the Company would not be able to complete its financial obligations regarding the exploration and development of its Mongolian properties or to continue as a going concern.

Management is currently looking for the capital to complete our corporate objectives. The Company expects to carry out its plan of business. In addition, we may engage in joint mining activities with other companies. The Company cannot predict the extent to which its liquidity and capital resources will be diminished prior to the consummation of a business combination or whether its capital will be further depleted by its operating losses. The Company has not engaged in discussions concerning potential business combinations.

Limited commitments to provide additional funds have been made by management and other shareholders. We cannot provide any assurance that any additional funds will be made available on acceptable terms or at all.

Current Management of Sunrise Mining Corporation

The following table sets forth the names, ages, and positions for each of the present directors and officers of Sunrise Mining Corporation.

Name	Age	Positions

Xuguang Sun	45	Chief Executive Officer, President Treasurer and Director

Shaojun Sun	34	Vice President and Chief Financial Officer, Secretary, and Director

All executive officers are elected by the Board of Directors and hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified.

The following is information on the business experience of each director and officer.

Mr. Xuguang Sun became a director and the Chief Executive Officer, President and General Manager of Sunrise Mining Corporation on October 25, 2005. From October 18, 2005 to December 2006, he was the Chief Executive Officer, President, Treasurer and Director of Magnum d’Or Resources, Inc. He has been the President and General Manager of Sunrise Lighting Holdings Ltd and its operating subsidiary, Tian Xing Lighting & Electrical Co., Ltd. Since 1997, and of the Tian Xing Electronic and Electrical Factory since 1989. From 1984 to 1986, he was the director of business development of Nanhai CentralSouth Computer Factory. He graduated from Xian Jiaotong University with an associate degree in electrical engineering in 1989, and holds a degree from the Guangdong Business School.

Mr. Shaojun Sun became a director and the Vice President, Chief Financial Officer and Secretary of Sunrise Mining Corporation on October 25, 2005. He has been the Vice President, Chief Financial Officer and Secretary of Magnum d’Or Resources, Inc. since October 18, 2005. He was a director of Magnum d’Or Resources, Inc. from October 18, 2005 to January 25, 2007. He has been the Vice President, Chief Financial Officer and Secretary of Sunrise Lighting Holdings, Ltd. Since 1997, including responsibility for the North American Market of Sunrise. He received a B.S. degree in computer science from Zhongshan University and holds two degrees of Master of Business Administration in international business from the University of South Carolina and from Vienna University of Economics and Business Administration.

DIRECTOR AND EXECUTIVE COMPENSATION

Director Summary Compensation Table

The table summarizing the compensation paid by the Company or by Sunrise to non-employee Directors for the fiscal year ended September 30, 2006, has been omitted because they do not have any non-employees who are directors.

Executive Officer Compensation Table

The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal years ended September 30, 2005 and 2006 with the Company. Neither the Company nor Sunrise have entered into any employment agreements with any of the named executive officers.

The named executive officers were not entitled to receive payments which would be characterized as “bonus” payments for the fiscal year ended September 30, 2006.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings	All Other Compensation	Total

Xuguang Sun (1) President & Chief Executive Officer (9)	2006	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0
	2005	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0
Shaojun Sun (1) Vice President, Chief Financial Officer, Treasurer and Secretary	2006	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 30,000	$ 30,000
	2005	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0

(1) Mr. Xuguang Sun and Mr. Shaojun Sun became the executive officers of the Company in October 2005.
(2) Mr. Shaojun Sun received 200,000 shares of Common Stock of the Company to pay for his compensation valued at $30,000 for the year ended September 30, 2006.

Sunrise has no agreement or understanding, express or implied, with any officer, director, or principle stockholder, or their affiliates or associates, regarding employment with Sunrise or compensation for services. Sunrise has no plan, agreement, or understanding, express or implied, with any officer, director, or principle stockholder, or their affiliates or associates, regarding the issuance to such persons of shares of Sunrise’s authorized and unissued Common Stock. There is no understanding between Sunrise and any of its present stockholders regarding the sale of a portion or all of the Common Stock currently held by them in connection with any future participation by the Company in a business.

There is no policy that prevents management from adopting a plan or agreement in the future that would provide for cash or stock based compensation for services rendered to the Company.

On acquisition of a business, it is possible that current management will resign and be replaced by persons associated with the business acquired, particularly if the Company participates in a business by effecting a stock exchange, merger, or consolidation. In the event that any member of current management remains after effecting a business acquisition, that member's time commitment and compensation will likely be adjusted based on the nature and location of such business and the services required, which cannot now be foreseen.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of January 23, 2007, the number and percentage of the 5,785,090 outstanding shares of Common Stock and 10,000,000 shares of Preferred Stock which, according to the information supplied to Sunrise, are to be beneficially owned by (i) each person who is currently a director of the Sunrise, (ii) each executive officer, (iii) all current directors and executive officers of Sunrise as a group and (iv) each person who, to the knowledge of the Company, is to be the beneficial owner of more than 5% of the outstanding Common Stock and Preferred Stock upon the spin-off of Sunrise. Except as otherwise indicated, the persons named in the table will have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name and Address	Common Stock	Percent of Class

Sunrise Lighting Holdings Ltd.(1)	200,277,799(1)	97.3%
1719 International Trade Centre
11-19 Sha Tsui Road, Tsuen Wan
Hong Kong
The People's Repubilc of China

Xuguang Sun	200,277,799(2)	97.3%
1719 International Trade Centre
11-19 Sha Tsui Road, Tsuen Wan
Hong Kong
The People's Republic of China

Shaojun Sun	200,612,619(3)	97.5%
1108 W. Valley Blvd.
Suite 6-399
Alhambra, CA 91803

All executive officers and
directors as a group (2 persons)	200,612,619(4)	97.5%

(1)
Includes the voting beneficial ownership of 200,000,000 shares of Common Stock of Sunrise created by the voting power of its 10,000,000 shares of Preferred Stock of Sunrise, and 277,799 shares of Common Stock owned by Sunrise Lighting Holdings, Ltd.  Each share of Preferred Stock entitles the holder to the equivalent of 20 voting shares of Common Stock.

(2)
Includes the voting beneficial ownership of 200,000,000 shares of Common Stock of Sunrise created by the voting power of 10,000,000 shares of Preferred Stock of Sunrise and 277,799 shares of Common Stock owned by Sunrise Lighting Holdings, Ltd. of which Mr. Xuguang Sun is an officer and controlling stockholder.

(3)
Includes the voting beneficial ownership of 200,000,000 shares of Common Stock of Sunrise created by the voting power of the 10,000,000 shares of Preferred Stock of Sunrise and 277,799 shares of Common Stock owned by Sunrise Lighting Holdings, Ltd., of which Mr. Shaojun Sun is an officer and part owner, and 334,820 shares of Common Stock to be held directly by him.

(4)
Includes the voting beneficial ownership of 200,000,000 shares of Common Stock of Sunrise created by the voting power of the 10,000,000 shares of Preferred Stock of Sunrise and 277,799 shares of Common Stock owned by Sunrise Lighting Holdings, Ltd., of which Mr. Xuguang Sun and Mr. Shaojun Sun are officers and owners of them, and 334,820 shares of Common Stock to be held directly by Mr. Shaojun Sun.

The stock transfer agent of Sunrise Mining Corporation will be Pacific Stock Transfer, 500 E. Warm Springs Road, Las Vegas, NV 89119; telephone number 702.361.3033.

Related Party Transactions. During the fiscal year ended September 30, 2006, the Company issued 277,799 shares of its restricted Common Stock to Sunrise Lighting Holdings, Ltd., to pay for a note payable and interest totaling $41,669.95.

During the fiscal year ended September 30, 2006, the Company issued 134,820 shares of its restricted Common Stock to Shaojun Sun, a director, Vice President and the Chief Financial Officer of the Company, as reimbursement for his expenses incurred on behalf of the Company of $20,223.

During the fiscal year ended September 30, 2006, the Company issued 200,000 shares of its Common Stock to Mr. Shaojun Sun to pay for his compensation valued at $30,000.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Sunrise Mining Corporation

We have audited the accompanying balance sheet of SUNRISE MINING CORPORATION- (an exploration development company and a wholly owned subsidiary of Magnum D’Or Resources, Inc) as of September 30, 2006, and the related statement of operations, stockholders’ equity, and cash flows for the period from inception (October 25, 2005) through September 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sunrise Mining Corporation - an exploration development company as of September 30, 2006, and the results of its operations and cash flows for the period from inception (October 25, 2005) through September 30, 2006, in conformity with accounting principles generally accepted in the United States of America.
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ MURRELL, HALL, MCINTOSH & CO., PLLP

Oklahoma City, Oklahoma
February 14, 2007

SUNRISE MINING CORPORATION
(A Developmental Stage Company)
DECEMBER 31, 2006
BALANCE SHEETS

	December 31, 2006	September 30, 2006
	(Unaudited)
ASSETS:
Current assets:
Cash	-	-

Total current assets	-	-

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT:
Current liabilities:
Accounts payable	$9,250	$-
Advance from company officers	7,419	-

Total Current Liabilities	16,669	-

TOTAL LIABILITIES	16,669	-

Stockholders' Deficit:
Preferred Stock, $.0001par value; 10,000,000 shares authorized, issued, and outstanding at September 30, 2006
and December 31, 2006	10,000	10,000
Common Stock, $.001 par value; 190,000,000 shares authorized,
5,785,090 issued and outstanding at September 30, 2006
and December 31, 2006	5,785	5,785
Additional paid-in capital	29,679	29,679
Accumulated deficit	(62,133)	(45,464)

Total Stockholders' Deficit	(16,669)	-

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$0	$-

See the accompany summary of accounting policies and notes to the financial statements.

SUNRISE MINING CORPORATION
(A Developmental Stage Company)
STATEMENTS OF OPERATIONS

	Three Months Ended December 31, 2006	Inception (October 25,2005) thru December 31, 2005	Acquired Operations from October 1, 2005 thru October 24, 2005	Combined Three months ended December 31, 2005	Inception (October 25, 2005) thru September 30, 2006	Combined Three months ended September 30, 2006	Acquired Operations For the year ended September 30, 2005	Inception (October 25, 2005) thru December 31, 2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
Revenue:

Total Revenue	$-	$-	$-	$-	$-	$-	$-	$-

Expenses:
Exploration costs	10,545	-	-	-	18,019	18,019	1,429,458	28,564
General and administrative expenses	6,124	819	-	819	27,445	27,445	644,779	33,569

Total Operating Expenses	16,669	819	-	819	45,464	45,464	2,074,237	62,133

Net Loss	$(16,669)	$(819)	$-	$(819)	$(45,464)	$(45,464)	$(2,074,237)	$(62,133)

Net Income(Loss) per Common Share - Basic and Diluted	$(0.003)	$(0.000)	$-	$(0.000)	$(0.008)	$(0.008)	$(0.466)	$(0.011)

Per Share Information:
Weighted Average Number of Common Stock
Shares Outstanding - Basic and Diluted	5,785,090	4,991,684	4,991,684	4,991,684	5,785,090	5,785,090	4,448,325	5,785,090

See the accompany summary of accounting policies and notes to the financial statements.

SUNRISE MINING CORPORATION
(A Developmental Stage Company)
STATEMENTS OF CASH FLOWS

	Three Months Ended December 31, 2006	Inception (October 25,2005) thru December 31, 2005	Acquired Operations from October 1, 2005 thru October 24, 2005	Combined Three months ended December 31, 2005	Inception (October 25, 2005) thru September 30, 2006	Combined Three months ended September 30, 2006	Acquired Operations For the year ended September 30, 2005	Inception (October 25, 2005) thru December 31, 2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities:
Net Loss	$(16,669)	$(819)	$-	$(819)	$(45,464)	$(45,464)	$(2,074,237)	$(62,133)
Adjustments to reconcile net loss to net cash used in operating activities:
Stocks issued for services and compensation							1,521,024
Depreciation	-	-	-	-	-	-	60	-
(Increase) in prepaid expenses	-	-	-	-	-	-	1,036	-
Increase (decrease) in accounts payable	9,250	-	-	-	-	-	(30,887)	9,250

Net Cash Flows Used by Operations	(7,419)	(819)	-	(819)	(45,464)	(45,464)	(583,004)	(52,883)

Cash Flows from Investing Activities:
Disposal of fixed assets	-	-	-	-	-	-	-	-
Purchase of Assets	-	-	-	-	-	-	-	-

Net Cash Flows Used for Investing Activities	-	-	-	-	-	-	-	-

Cash Flows from Financing Activities:
Stocks issued for services and expenses	-	-	-	-	45,464	45,464	-	45,464
Advance from company officer	7,419	819	-	819	-	-	-	7,419
Proceeds paid to notes payable	-	-	-	-	-	-	591,626	-

Net Cash Flows Provided by Financing Activities	7,419	819	-	819	45,464	45,464	591,626	52,883

Net Increase (Decrease) in Cash	-	-	-	-	-	-	8,622	-

Cash and cash equivalents - Beginning of period	-	-	-	-	-	-	(8,341)	-

Cash and cash equivalents - End of period	$-	$-	$-	$-	$-	$-	$281	$-

SUPPLEMENTARY INFORMATION
Interest Paid	$-	$-	$-	$-	$-	$-	$83	$-
Taxes Paid	$-	$-	$-	$-	$-	$-	$-	$-

See the accompany summary of accounting policies and notes to the financial statements.

SUNRISE MINING CORPORATION
(A Developmental Stage Company)
STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

					Additional Paid-in Capital	Accumulated (Deficit) During the Development Stage	Total Stockholders' Equity

	Preferred Stock		Common Stock
	Number of Shares	Amount	Number of Shares	Amount

Inception - October 25, 2005	-	$-	-	$-	$-	$-	$-

Issuance of stock to parent for expenses	10,000,000	10,000	5,785,090	5,785	29,679	-	45,464
Net loss for year	-	-	-	-	-	(45,464)	(45,464)

Balance - September 30, 2006	10,000,000	$10,000	5,785,090	$5,785	$29,679	$(45,464)	$0

Net loss for quarter	-	-	-	-	-	(16,669)	(16,669)

Balance - December 31, 2006	10,000,000	$10,000	5,785,090	$5,785	$29,679	$(62,133)	$(16,669)

See the accompany summary of accounting policies and notes to the financial statements.

SUNRISE MINING CORPORATION
(A Developmental Stage Company)
Notes to Financial Statements
December 31, 2006
(Unaudited)

Note 1 - General

Inclusion of Unaudited Financial Information

The unaudited financial statements included herein have been prepared in accordance with generally accepted accounting principles for interim financial statements and with Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for the three months ended December 31, 2006 are not necessarily indicative of the results expected for the full year. The accompanying condensed financial statements should be read in conjunction with the audited financial statements at September 30, 2006 included in the Company annual report.

Nature of Business

Sunrise Mining Corporation (the "Company") was incorporated on October 25, 2005 under the laws of the State of Nevada. The Company is a mining resource company focused on the exploration and advancement of premium base and precious metal assets, primarily in Mongolia. Currently, the Company has two properties in Mongolia whereon it has options to earn 100% of the mineral rights and to purchase the royalties outright. These two properties were transferred to the Company from its parent, Magnum D’Or Resources Inc., in October 2005.

During December 2006, the parent of Sunrise formed Oriental Magnum, Inc. (“Oriental”) in Mongolia. Subsequent to Oriental’s incorporation, the parent of Sunrise transferred the titles for both the Khul Morit license and the Shandi license to the name of Oriental in January 2007.

The Company's fiscal year end is September 30.

Note 2 - Summary of Significant Accounting Policies:

Basis of Presentation - Development Stage Company

The Company has not earned any revenue from limited principal operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a mining exploration company, and that the statements of operations, stockholders' equity (deficit) and cash flows disclose activity since the date of the Company's inception.

Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. Significant accounting principles followed by the Company and the methods of applying those principles, which materially affect the determination of financial position and cash flows are summarized below.

Foreign Currency Adjustments

The Company's functional currency for all operations worldwide is the U.S. dollar. Non-monetary assets and liabilities are translated at historical rates and monetary assets and liabilities are translated at exchange rates in effect at the end of the year. Income statement accounts are translated at average rates for the year. Gains and losses from translation of foreign currency financial statements into U.S. dollars are included in current results of operations. Gains and losses resulting from foreign currency transactions are also included in current results of operations.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considered all cash and other highly liquid investments with initial maturities of three months or less to be cash equivalents.

Mining Exploration Costs

In accordance with the views expressed by the U.S. Securities and Exchange Commission in "Current Accounting and Disclosure Issues in the Extractive Industry", the Company expenses mining exploration costs as they are incurred.

Income Taxes

The Company accounts for income taxes under SFAS No. 109, which requires the asset and liability approach to accounting for income taxes. Under this method, deferred tax assets and liabilities are measured based on differences between financial reporting and tax bases of assets and liabilities measured using enacted tax rates and laws that are expected to be in effect when differences are expected to reverse

 Net Earning (Loss) Per Share

Basic and diluted net loss per share information is presented under the requirements of SFAS No. 128, Earnings per Share. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period, less shares subject to repurchase. Diluted net loss per share reflects the potential dilution of securities by adding other common stock equivalents, including stock options, shares subject to repurchase, warrants and convertible preferred stock, in the weighted-average number of common shares outstanding for a period, if dilutive. All potentially dilutive securities have been excluded from the computation, as their effect would be anti-dilutive.
 Fair Value of Financial Instruments

The carrying amount of accounts payable and accrued charges is considered to be representative of its fair value because of the short-term nature of this financial instrument.

Recently Issued Accounting Standards

In February 2006, the FASB issued Statement No. 155,“Accounting for Certain Hybrid Financial Instruments” (“SFAS No. 155”), which amends FASB Statements No. 133 and 140. This Statement permits fair value re-measurement for any hybrid financial instrument containing an embedded derivative that would otherwise require bifurcation, and broadens a Qualified Special Purpose Entity’s (“QSPE”) permitted holdings to include passive derivative financial instruments that pertain to other derivative financial instruments. This Statement is effective for all financial instruments acquired, issued or subject to a re-measurement event occurring after the beginning of an entity’s first fiscal year beginning after September 15, 2006. This Statement has no current applicability to the Company’s financial statements. Management plans to adopt this Statement on October 1, 2006, and it is anticipated that the initial adoption of this Statement will not have a material impact on the Company’s financial position, results of operations, or cash flows.

In March 2006, the FASB issued Statement No. 156,“Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140” (“SFAS No. 156”). This Statement is effective for fiscal years beginning after September 15, 2006. This Statement requires that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable. This Statement has no current applicability to the Company’s financial statements. Management plans to adopt this Statement on October 1, 2006, and it is anticipated that the initial adoption of this Statement will not have a material impact on the Company’s financial position, results of operations, or cash flows.

In June 2006, the FASB issued Interpretation 48,“Accounting for Uncertainty in Income Taxes” (“FIN 48”), an interpretation of FASB Statement No. 109,“Accounting for Income Taxes.” FIN 48 clarifies the accounting and reporting for income taxes where interpretation of the law is uncertain. FIN 48 prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of income tax uncertainties with respect to positions taken or expected to be taken in income tax returns. FIN 48 is effective for fiscal years beginning after December 15, 2006. This Statement has no current applicability to the Company’s financial statements. Management plans to adopt this Statement on October 1, 2006, and it is anticipated that the initial adoption of FIN 48 will not have a material impact on the Company’s financial position, results of operations, or cash flows.

In September 2006, the FASB issued Statement No. 157,“Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 addresses how companies should measure fair value when they are required to use a fair value measure for recognition or disclosure purposes under GAAP. SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, with earlier adoption permitted. Management is assessing the impact of the adoption of this Statement.

In September 2006, the FASB issued Statement No. 158,“Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS No. 158”), an amendment of FASB Statements No. 87, 88, 106 and 132(R). SFAS No. 158 requires (a) recognition of the funded status (measured as the difference between the fair value of the plan assets and the benefit obligation) of a benefit plan as an asset or liability in the employer’s statement of financial position, (b) measurement of the funded status as of the employer’s fiscal year-end with limited exceptions, and (c) recognition of changes in the funded status in the year in which the changes occur through comprehensive income. The requirement to recognize the funded status of a benefit plan and the disclosure requirements are effective as of the end of the fiscal year ending after December 15, 2006. The requirement to measure the plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. This Statement has no current applicability to the Company’s financial statements. Management plans to adopt this Statement on October 1, 2006, and it is anticipated the adoption of SFAS No. 158 will not have a material impact to the Company’s financial position, results of operations, or cash flows.

In September 2006, the Securities Exchange Commission issued Staff Accounting Bulletin No. 108 (“SAB No. 108”). SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. When the effect of initial adoption is material, companies will record the effect as a cumulative effect adjustment to beginning of year retained earnings and disclose the nature and amount of each individual error being corrected in the cumulative adjustment. SAB No. 108 will be effective beginning October 1, 2006, and it is anticipated that the initial adoption of SAB No. 108 will not have a material impact on the Company’s financial position, results of operations, or cash flows.

Going Concern

As shown in the accompanying financial statements, the Company has incurred recurring losses from operations, and as of December 31, 2006, the Company's net loss is $62,133. These factors raise substantial doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern will be dependant upon management or outside funding. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3 - Income Taxes

There has been no provision for U.S. federal, state, or foreign income taxes for any period because the Company has incurred losses from inception.

At December 31, 2006, the Company had US net operating loss carryforwards of approximately $62,133 for federal income tax purposes.

Deferred tax assets and liabilities are comprised of the following as of December 31, 2006:

Deferred income tax assets:
Tax effect of net operating
loss carryforward	$62,133
Valuation allowance	(62,133)

Net deferred tax asset	$-

Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. As of December 31, 2006, the Company had net operating loss carryforward of approximately $62,133 for federal and state income tax purposes. These carry forwards, if not utilized to offset taxable income will expire in 2026. Utilization of the net operating loss may be subject to substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. The annual limitation could result in the expiration of the net operating loss before utilization.

A reconciliation of the difference between the expected tax benefit at the U.S. federal statutory rate and the Company's of effective tax benefit for the period ended December 31, 2006

Expected benefit
Valuation allowance	$21,125
(21,125)
Effective actual income tax	$-

Note 4 - Share Capital

During the year the Company issued 5,785,090 shares of common stock to Magnum D’Or Resources Inc., its parent company in exchange for the assignment of the Magnum’s leases, certain costs and expenses incurred and paid by Magnum on its behalf and its spin-off from its parent to act as a separate entity.

In 2006, parent of the Company approved the issurance of all non-convertible voting preferred stock of the Company to Sunrise Lighting Holding Limited in such manner that is comparable to the number of shares of preferred stock in the parent of the Company, with substantially similar rights and obligations.

On September 27, 2006, the Company amended its Article of Incorporation to increase its total authorized shares of stock from ten million (10,000,000) to two hundred million (200,000,000), par value at ($.001) per share divided into two (2) classes of stock as follows for a total capitalization of TWO HUNDRED THOUSAND DOLLARS ($200,000):

(A) Non-assessable Common Stock: One Hundred Ninety Million (190,000,000) shares of Common Stock, par value One Mill ($0.001) per share and

(B) Preferred Stock: Ten Million (10,000,000) shares of Preferred Stock, par value One Mill ($0.001) per share.

The Common shares of Sunrise Mining Corporation shall have one (1) vote per share. The Preferred shares of Sunrise Mining Corporation shall have twenty (20) votes per share. The Preferred shares are not convertible into common shares and have no preferred dividends.

Note 5 - Option Agreements

In December of 2002, the parent of Sunrise entered into an option agreement to acquire up to a 100% mineral rights interest in approximately 50,000 hectares (125,000 acres) located approximately 48.5 km north of Shuteen, Mongolia. 60% of this interest was earned by the issuance of 1,200,000 shares of common stock, the payment of $17,500 to the grantor, commitment to spending $75,000 on exploration costs within twelve months of executing the agreement, and paying $5,200 in annual license fees. The remaining 40% was acquired by spending an additional $300,000 on exploration and development costs, the issuance of 300,000 additional shares of the Company's common stock, and the payment of $75,000 to the licensor. These mineral rights interests are subject to a 1.5% net smelter returns royalty.

As of January 26, 2007, the Company has earned 100% interest in this property by paying $4,000 to the original license holder and $4,094 to the Mongolia government.

In December of 2003 the parent of Sunrise entered into an option agreement to acquire up to a 100% interest in a mineral license representing approximately 8,000 hectares (19,768 acres) located in Bayanhongor Aimag of Mongolia. Terms of this option call for the company to spend $100,000 in exploration costs, made an initial cash payment of $25,000 and issued 2,000,000 share of unrestricted common stock to the grantor. This license is subject to a 1.5% net smelter return royalty which the Company has the option to purchase outright for $1,000,000. As of September 30, 2006, the Company had satisfied all of the terms of this option agreement other than the acquisition of the net smelter return royalty.

On January 22, 2007, the Company has earned 100% interests in this property by signing the NSR agreement with the original license holder and spending $5,678 to transfer the title of the license.

Note 6 - Other Commitments

On September 10, 2004, the parent of Sunrise had entered into an agreement for the Phase 2 exploration plan on the Khul Morit Property. The budget for the proposed work was estimated to be $439,540 according to the contract. As of September 30, 2006, the Company had paid $441,451 to its consultants for this exploration, and no payable or obligation remains under this contract.

On December 7, 2006, the Company retained the services of Gobi Exploration LLC for the re-logging of all cores and necessary research work in porphyry-copper-gold systems with the assistance of additional experienced geologists. The Company has received a comprehensive report on what has been discovered at Khul Morit property, what is the possible mineralization model there and the recommendation for the next stage of exploration. The cost for this work was $5,000.

Note 7 - New Mineral Laws in Mongolia

In April 2006, there were some mass protests against the Mongolian government’s granting of mineral concessions to North American firms, and the Mongolian government has amended the mineral laws by imposing the “Winfall profits” tax on mining and increasing the license maintenance fees.

"Windfall profits" tax

The Mongolian state on May 12, 2006, imposed what it is called a "windfall profits" tax on mining carried out in that country. The law constitutes a 68% tax on profits from mineral sales when the copper and gold price are above US$1.18 a pound and US$500 per ounce respectively. The new tax has caused a lot of investor concerns and is destroying investment in Mongolia's mining industry.

Higher license maintenance fees

The annual license fees, the license transfer fees have increased a lot compared to before. Moreover, the new Mineral laws require at least $0.5 per hectare expense for each property every year.

The new mineral laws, effective in August 2006, also required any exploration or mining license that was under an individual name be changed to the name of a company within 6 months.

The recent political and mining law changes in Mongolia have made future mining operations less profitable.

Note 8 - Spin-Off of Mining Operations

On December 19, 2006, the parent of Sunrise Mining Corporation approved the spin-off of its mining operations. This spin-off had not taken place as of December 31, 2006.

Note 9 - Comparative Figures

The comparative income statements for the fiscal year ended September 30, 2005, are presented on a proforma basis from the operations of Magnum D’Or Resources Inc. since these operations were incurred prior to the incorporation and spin-off of the mining activities to the company.